Exhibit 10.5

EXECUTION VERSION

TRANSITION SERVICES AGREEMENT

This TRANSITION SERVICES AGREEMENT is dated as of January 31, 2019 (this “Agreement”), by and between Iroko Pharmaceuticals, LLC, a Delaware limited liability company (the “Company”), and Egalet US, Inc., a Delaware corporation (“Buyer”).

RECITALS

WHEREAS, the Buyer desires that the Company provides or causes to be provided to the Buyer and its Affiliates various Services (as defined below) for the periods specified herein following the consummation of the transactions contemplated by that certain Asset Purchase Agreement, dated as of October 30, 2018 (as amended, modified or restated from time to time, the “Purchase Agreement”), among Iroko Pharmaceuticals Inc., Buyer and Egalet Corporation, a Delaware corporation;

WHEREAS, the Buyer and the Company desire to enter into this Agreement to set forth their respective roles and responsibilities with respect to the provision of the Services; and

WHEREAS, the execution of this Agreement is a condition to the closing of the transactions contemplated by the Purchase Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing premises and the covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound hereby, agree as follows:

1.                                      Definitions. Capitalized terms used but not otherwise defined in this Agreement shall have the meanings ascribed to such terms in the Purchase Agreement.

2.                                      Services Engagement.

(a)                                 Effective as of immediately following the Closing, the Buyer hereby engages the Company as an independent contractor to provide to the Buyer, for use in connection with the transition of services in connection with the sale of all or substantially all of the assets of the Company pursuant to, and in accordance with, the Purchase Agreement, the transition services described on Schedule A and any amended or additional services (including with respect to the scope and duration of such services) that are agreed to in writing by the Company and the Buyer from time to time hereafter, (collectively, the “Services” and each, individually, a “Service”) during the Services Period (as defined below), upon the terms and subject to the conditions set forth herein and on Schedule A.

(b)                                 Any Services provided hereunder shall be consistent with those provided by the Company as of the date hereof and in accordance with applicable Law.  Notwithstanding anything to the contrary contained herein, the Buyer acknowledges that (i) the Company cannot guarantee the continued employment or engagement of specific employees, subcontractors or independent contractors, (ii) the Company shall not be responsible or liable for any suspension, disruption or termination of any Services if a particular employee, subcontractor or independent contractor who is responsible for the performance of such Services is no longer employed or engaged by the Company or any of its Affiliates and the Company does not otherwise provide the same or similar Services, and (iii) the Company shall have no obligation to replace or substitute for any such employee, subcontractor or independent contractor.  The Company shall be responsible for paying such employees’ respective compensation and providing to such employees any benefits.  The Buyer acknowledges that (i) the Company is not in the business of providing the Services to third parties, (ii) the Services may be provided by a subcontractor or independent contractor of the Company and (iii) the Company is providing the Services only as an accommodation to the Buyer to allow the Buyer a period of time to obtain its own Services.

(c)                                  The Company in its reasonable discretion may subcontract some or all of the Services (i) to any Person set forth on Schedule A, (ii) to any Affiliates of the Company and (iii) with the Buyer’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed), to any other third party. The Company shall use its commercially reasonable efforts to ensure that each such third party contractor engaged or employed by the Company to provide Services shall (if applicable) provide such Services in substantially the same manner and with substantially the same level of care as such contractor provided such services in the ordinary course of business to the Company as of immediately prior to the date hereof and in accordance with applicable Law and this Agreement and shall ensure that such Affiliate or subcontractor is subject to the confidentiality obligations applicable to the Company pursuant to Section 7 hereof, and the Buyer shall not pay more than the rates specified on Schedule A for the Services in the event that a third party is engaged to provide any services.  The Company shall be responsible for the performance or non-performance of its Affiliates and subcontractors in accordance with this Agreement.  The Company shall, and the Company shall cause its Affiliates and its subcontractors to, follow the reasonable policies, procedures and practices of Buyer applicable to the Services that are known or made known to the Company.

(d)                                 The Company and the Buyer shall each nominate one or more representatives to act as the primary contact person (each, a “Service Coordinator”) with respect to the performance of the Services.  Unless otherwise expressly agreed upon by the Company and the Buyer in writing, all communications relating to this Agreement and to the Services provided hereunder shall be directed to the Service Coordinators.  The Service Coordinators shall meet at such time and place as the Service Coordinators shall mutually agree (acting reasonably) from time to time on an as-needed basis.  All requests for additional Services shall be in writing and provided by the applicable party only to the extent agreed to by the Company and the Buyer in writing (including with respect to scope and duration of such services).  The initial Service Coordinator for the Company will be Todd Smith.  The initial Service Coordinator for the Buyer is Mark Strobeck.  Either party may replace its Service Coordinator at any time by providing written notice in accordance with Section 11. Within fifteen (15) days of the date of this Agreement, the Service Coordinators shall discuss a plan for the implementation of the Services to be provided hereunder.  Thereafter, the Service Coordinators shall discuss, no less than once every thirty (30) days, the status of the implementation of the Services to be provided hereunder.

3.                                Services Period.  The provision of the Services shall commence on the date hereof and shall terminate at the applicable time and date set forth on Schedule A with respect to each applicable Service (the “Services Period”), and, upon such termination, the Company shall have no obligation to provide such Service.  The Buyer, in its sole discretion, may terminate any Service or portion thereof, at any time upon such prior written notice to the Company as provided on Schedule A and, if no such notice period is provided on Schedule A, at any time upon at least thirty (30) days’ prior written notice to the Company, and, upon such termination, the Company shall have no obligation to provide such Service, and the Buyer’s obligation to pay or reimburse the Company for any future amounts for such terminated Service provided after such termination shall cease (provided, that the Buyer shall pay and reimburse the Company for all of such amounts due and payable as provided herein through the effective date of termination of such Service or as otherwise required by Schedule A, it being agreed that such payment and reimbursement obligations shall survive any such termination until satisfied in full; provided, further, that all obligations with respect to all other non-terminated Services shall not be effected thereby and shall continue).  Notwithstanding anything in this Agreement to the contrary, if (a) Mark Murphy is no longer employed by the Company, the Buyer may terminate the Finance Services described on Schedule A immediately and (b) George Donato is no longer employed by the Company, the Buyer may terminate the Manufacturing/QA/Regulatory Services described on Schedule A immediately, in each case without further obligation to the Buyer for such respective Services (provided, that the Buyer shall pay and reimburse the Company for all such amounts due and payable as provided herein for Services that are terminated as a result of either Mark Murphy or George Donato no longer being employed by the Company through the effective date of the termination of such respective Service — it being understood that the Buyer shall only be required to pay the pro rata portion of any monthly fee in which such terminated Services were rendered if such termination occurs prior to the any month-end).  The Company shall provide the Buyer with prompt written notice of any termination of employment with the Company of Mark Murphy or George Donato.

4.                                      Fees; Reimbursements.

(a)                                 The Buyer shall pay to the Company fees for each Service in the amounts and at the times set forth on Schedule A.  In addition, the Buyer shall reimburse the Company for reasonable and documented out-of-pocket third party costs and expenses incurred by the Company or any of its Affiliates in connection with the provision of the Services hereunder that are not otherwise covered by the Service fees set forth on Schedule A.

(b)                                 In the event the Company and the Buyer mutually agree in writing to additional services either not listed or not contemplated hereunder, the Company and the Buyer shall work together in good faith to determine the fees applicable to such services.

(c)                                  The Company shall deliver to the Buyer an invoice (each, an “Invoice”) on a monthly basis in arrears for all Services provided during the preceding calendar month (or portion thereof). At the Company’s option, (i) the Buyer shall pay all amounts due and payable on such Invoices within ten (10) Business Days following receipt thereof, without any setoff, deduction or withholding or (ii) the Company shall withhold from amounts otherwise payable to Buyer all amounts due and payable on such Invoices.  Subject to Section 4(d), any amount for an item in an Invoice that is not paid when due shall bear interest from and after the date on which the amount with respect to such item in the applicable Invoice first became overdue at an annual rate equal to the prime rate as determined by the Wall Street Journal.  The Company shall have the right to suspend and/or terminate the performance of the applicable Services for which any amount is overdue during any period when any such amount is overdue (even if such overdue amount is being disputed pursuant to Section 4(d)).

(d)                                 In the event of an Invoice dispute, the Buyer shall deliver a written statement to the Company no later than fifteen (15) days after such party’s receipt of the disputed Invoice listing all disputed items and providing a reasonably detailed description of each disputed item.  Items not so disputed within such fifteen (15) day period shall be deemed accepted and shall be paid, notwithstanding disputes on other items, within the period set forth in Section 4(c).  During the period of fifteen (15) days after receipt by the Company of such written dispute statement, the parties shall seek to resolve all such disputes expeditiously and in good faith.  Upon resolution of any dispute with respect to any item on an Invoice, the Company shall pay to the Buyer any amounts that were overpaid in respect of such item pursuant to the applicable Invoice, and the Buyer shall promptly pay to the Company any amounts still owing with respect to the applicable Invoice.

(e)                                  The Buyer shall pay (or reimburse the Company and its Affiliates for) any and all taxes and governmental charges, including, without limitation, sales or use charges, which the Company or any of its Affiliates shall have any obligation to collect or remit to any Taxing Authority with respect to or relating to the applicable Services or the performance by the Company of its obligations hereunder, other than income taxes, gross receipt taxes or similar taxes imposed on the income of the Company or its Affiliates.

5.                                      Cooperation.  The Buyer shall cooperate with the Company and provide the Company with such information and assistance as the Company shall reasonably require to enable the Company to provide the Services.  The Buyer shall grant to the personnel of the Company reasonable access to the Buyer’s locations, systems and information as reasonably necessary for the Company to perform its obligations hereunder.  The Company shall have no liability to the Buyer or any of its Affiliates for any failure to perform or delay in performing its obligations under this Agreement to the extent such failure or delay results from the failure of the Buyer or any of its Affiliates to comply with this Section 5.

6.                                      Intellectual Property.  The Buyer shall, and hereby does, grant to the Company and its Affiliates a non-exclusive, royalty-free, non-assignable (except to a third party contractor consented to in accordance with Section 2(c)) license to use, practice and otherwise exploit any Intellectual Property of the Buyer or its Affiliates, solely as is reasonably necessary to allow the Company and its Affiliates to perform its obligations under this Agreement, which license shall terminate automatically at the end of the Services Period or, with respect to any Service that is terminated prior to the end of the Services Period pursuant to Section 3, the date that such Service is terminated. Except as expressly provided in this Section 6, no rights or obligations in respect of a party’s intellectual property rights are granted to the other party or shall be implied from this Agreement and each party shall remain the sole and exclusive owner of its intellectual property rights.

7.                                      Confidentiality.  Each party agrees that it and its Affiliates, and its and their respective employees, advisors, agents and representatives, including, with respect to the Company, any third parties engaged to provide the Services pursuant to Section 2(c), shall keep confidential all data, documents, records and information obtained from the other party or its representatives in connection with this Agreement in accordance with Section 4.1 of the Purchase Agreement.

8.                                      Limitation of Liability; Indemnity.  EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, THE COMPANY DOES NOT MAKE, AND EXPRESSLY DISCLAIMS, ANY AND ALL REPRESENTATIONS OR WARRANTIES WHATSOEVER, WHETHER EXPRESS, IMPLIED OR STATUTORY, WITH RESPECT TO THE SERVICES TO BE PROVIDED UNDER THIS AGREEMENT OR UNDER ANY AGREEMENT, DOCUMENT, OR INSTRUMENT DELIVERED PURSUANT TO THIS AGREEMENT, INCLUDING WARRANTIES WITH RESPECT TO MERCHANTABILITY, OR SUITABILITY OR FITNESS FOR A PARTICULAR PURPOSE, TITLE AND NON-INFRINGEMENT OF ANY SERVICES, SOFTWARE OR HARDWARE PROVIDED HEREUNDER AND ANY WARRANTIES ARISING FROM COURSE OF DEALING, COURSE OF PERFORMANCE OR TRADE USAGE.  EXCEPT TO THE EXTENT ARISING OUT OF GROSS NEGLIGENCE OF WILLFUL MISCONDUCT BY THE COMPANY, ITS AFFILIATES OR SUBCONTRACTORS, THE COMPANY SHALL NOT BE LIABLE FOR ANY CONSEQUENTIAL, INDIRECT, INCIDENTAL, SPECIAL, UNFORESEEN, EXEMPLARY OR PUNITIVE DAMAGES, INCLUDING DIMINUTION OF VALUE, LOSS OF PROFITS, BUSINESS REPUTATION OR OPPORTUNITY, OR DAMAGES THAT ARE CALCULATED AS A MULTIPLE OF EARNINGS, REVENUE OR OTHER SIMILAR MEASURE.  The Buyer shall indemnify and hold the Company and its Affiliates, officers, employees and directors harmless from and against any Damages arising out of, relating to, or in connection with (i) a material breach by Buyer of this Agreement or under any agreement, document, or instrument delivered pursuant to this Agreement, or (ii) Buyer’s gross negligence or willful misconduct; provided, however, that Buyer will not indemnify the Company to the extent that such losses directly arise out of or result from the Company’s gross negligence or willful misconduct or to the extent a Buyer Indemnified Party is entitled to indemnification for such losses pursuant to Section 6.1 of the Purchase Agreement.  The Company agrees to indemnify and hold Buyer and its Affiliates, officers, employees and directors harmless from and against any Damages arising out of, relating to, or in connection with the Company’s, its Affiliates’ and its subcontractors’ gross negligence or willful misconduct in providing the Services provided under this Agreement or under any agreement, document, or instrument delivered pursuant to this Agreement; provided, however, that the Company will not indemnify Buyer to the extent that such losses directly arise out of or result from Buyer’s gross negligence or willful misconduct or to the extent the Company, its Affiliates or their Representatives are entitled to indemnification for such losses pursuant to Section 6.2 of the Purchase Agreement; and provided, further, that, notwithstanding the foregoing, the total and cumulative liability of the Company under this Agreement and any agreement, document, or instrument delivered pursuant to this Agreement shall not exceed the aggregate fees paid to the Company by Buyer hereunder.

9.                                      Independent Contractor Relationship.  The relationship between the Buyer, on the one hand, and the Company, on the other hand, established under this Agreement is that of independent contractors and no party shall be deemed an employee, agent, fiduciary, partner, or joint venturer of or with the other, and no party shall have the right to bind the other party to any agreement with a third party.  Nothing in this Agreement shall be construed to create or constitute a partnership or joint venture between the parties, or any other relationship between the parties not expressly provided for herein.  Except as provided in Section 4(e), each party shall be responsible for and shall withhold or pay, or both, as may be required by Law, all Taxes pertaining to the employment of such party’s personnel and/or performance by such party of the Services rendered hereunder.  Except as provided in Section 4(e), each party also assumes responsibility for the payment of all payroll burdens, fringe benefits and payroll Taxes, whether federal, state, municipal or otherwise, as to such party’s employees, servants or agents engaged in the performance of the Services.

10.                               Replacement Services.  The parties acknowledge the transitional nature of the Services.  Accordingly, as promptly as practicable following the execution of this Agreement, Buyer agrees to use commercially reasonable efforts to make a transition of each Service to its own internal organization or to obtain alternate third-party sources to provide the Services.

11.                               Notices.  Any notice, demand, request or consent permitted or required to be delivered hereunder shall be so delivered in accordance with Section 8.1 of the Purchase Agreement, in each case, mutatis mutandis.

12.                               Governing Law.  This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to any choice of Law provision or rule that would cause the application of Laws of any jurisdiction other than those of the State of Delaware.

13.                               Submission to Jurisdiction. Each of the parties to this Agreement (a) consents to submit itself to the exclusive personal jurisdiction of the Delaware Court of Chancery (or, only if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware) in any action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that all claims in respect of such action or proceeding may be heard and determined in any such court, (c) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (d) agrees not to bring any action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement in any other court.  Each of the parties hereto waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other party with respect thereto.  Any party hereto may make service on another party by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in Section 11 of this Agreement.  Nothing in this Section 13, however, shall affect the right of any party to serve legal process in any other manner permitted by Law.

14.                               WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (a) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (b) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (c) SUCH

PARTY MAKES THIS WAIVER VOLUNTARILY AND (d) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

15.                               Miscellaneous.

(a)                           Except as otherwise expressly provided herein, neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of Law or otherwise by either of the parties hereto without the prior written consent of the other party, and any such assignment without such prior written consent shall be null and void, except that the Buyer may transfer or assign its rights and obligations under this Agreement, in whole or in part, from time to time to one (1) or more of its Affiliates; provided that such transfer or assignment shall not relieve the Buyer of its primary liability for its obligations hereunder or enlarge, alter or change any obligation of the Company hereto.  Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns.

(b)                           This Agreement (together with the Purchase Agreement and the appendices, schedules and exhibits thereto and the schedules and exhibits hereto (the “Schedules and Exhibits”)) contains the entire agreement among the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings, oral or written, with respect to such matters.  The Schedules and Exhibits referred to herein shall be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein.

(c)                            Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Buyer and the Company, or in the case of a waiver, by the party against whom such waiver is intended to be effective.  No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

(d)                           Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.  If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified.  In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term.

(e)                            The heading references herein are for convenience purposes only, and shall not be deemed to limit or affect any of the provisions hereof.

(f)                             This Agreement may be executed in one or more counterparts, each of which, including those received via facsimile transmission or email (including by .PDF attachment), shall be deemed an original, and all of which shall constitute one and the same agreement.

(g)                            Each party agrees to execute such agreements and other documents and to take such further actions as the other party may reasonably request in order to carry out the provisions of this Agreement in accordance herewith.

(h)                           Notwithstanding anything to the contrary herein, neither party shall be liable for any interruption of its provision of Services, or any delay or failure to perform under this Agreement, and the obligations of such party under this Agreement with respect to any Service may be suspended during the period and to the extent that such party is prevented or hindered from providing such Service, or such party is prevented or hindered from receiving such Service, due to any of the following causes: (i) acts of God, (ii) flood, fire or explosion, (iii) war, invasion, riot or other civil unrest, (iv) governmental order or applicable law, (v) actions, embargoes or blockades in effect on or after the date of this Agreement, (vi) action by any Governmental Entity, (vii) national or regional emergency, (viii) strikes, labor stoppages or slowdowns or other industrial disturbances, (ix) shortage of adequate power or transportation facilities, or (x) any other event which is beyond the reasonable control of the applicable party.

[Signatures on following page]

IN WITNESS WHEREOF, the undersigned have executed this Transition Services Agreement as of the date first above written.

THE COMPANY:

IROKO PHARMACEUTICALS, LLC

By:	/s/ Todd Smith
Name:	Todd Smith
Title:	CEO

BUYER:

EGALET US, INC.

By:	/s/ Robert S. Radie
Name:	Robert S. Radie
Title:	Authorized Officer

Signature Page to Transition Services Agreement